EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 No. 033-61355, No. 333-02261, No. 333-31143, No. 333-31141, No. 333-94659, No. 333-64428, and No. 333-118517 of 21st Century Insurance Group of our report dated June 23, 2006 relating to the financial statements and supplemental schedule of the 21st Century Insurance Company Savings and Security Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
June 23, 2006